UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 28, 2001

Ribozyme Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27914 (Commission File Number)	34-1697351 (IRS Employer ID Number)

2950 Wilderness Place, Boulder, Colorado (Address of principal executive offices)	80301 (Zip Code)

Registrant's Telephone Number, including area code:	303-449-6500

N/A
(Former name or former address, if changed since last report)

Item 5.                 Other Events.

          On December 28, 2001, the Registrant announced that it received gross proceeds of $3,000,000, through the sale in a private placement transaction of 750,000 shares of its common stock and five-year warrants to purchase 75,000 additional newly issued shares of its common stock at an exercise price of $5.00 per share. The proceeds from the financing will be used to fund research and development, to provide working capital, and for general corporate purposes.

          The complete text of the Registrant’s press release dated December 28, 2001 is set forth as Exhibit 99.1

Item 7.                 Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements None.

(b)	Pro Forma Financial Statements None.

(c)	Exhibits

10.1      Securities Purchase Agreement by and between the Registrant and Elan International Services, Ltd. dated December 21, 2001 (excluding exhibits).

99.1 Press Release dated December 28, 2001.

EXHIBIT INDEX

Exhibit 10.1 99.1	Description Securities Purchase Agreement by and between the Registrant and Elan International Services, Ltd. dated December 21, 2001 (excluding exhibits). Press Release dated December 28, 2001.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RIBOZYME PHARMACEUTICALS, INC. By: /s/ Lawrence E. Bullock Name: Lawrence E. Bullock Title: Vice President of Administration and Finance and Secretary

Dated: January 16, 2002